10F-3 Report
CGCM Core Fixed Income Investments
	10/1/2006		through		12/31/2006

ID	Issuer Name	Trade Date	Selling Dealer	Total Amount	Purchase Price	% Received by Fund	% of Issue (1)

993	HCA V5 (WAMCo)	11/9/2006	Bank of America	250,000.00	100.00	0.004%	0.006%
994	HCA Y5 (WAMCo)	11/9/2006	Bank of America	120,000.00	100.00	2.105%	3.509%
(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
				Other Participant Accounts	Issue Amount		Total Received All Funds
993	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			105,000.00	5,700,000,000.00		355,000.00
994	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			80,000.00	5,700,000.00		200,000.00

10F-3 Report
CGCM Core Fixed Income Investments-Western Assets
	1/1/2007		through		3/31/2007

ID	Issuer Name	Trade Date	Selling Dealer	Total Amount	Purchase Price	% Received by Fund	% of Issue (1)

1031	Level 3 Financing Inc (WAMCo)	2/9/2007	Merrill Lynch	95,000.00	100.00	0.019%	0.019%
1055	Citizens Communications Co (WAMCo)	3/19/2007	Credit Suisse	25,000.00	100.00	0.003%	0.007%
1082	Lehman Brothers (WAMCo)	1/9/2007	Lehman Brothers	350,000.00	100.00	0.023%	0.023%
(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
				Other Participant Accounts	Issue Amount		Total Received All Funds
1031	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	500,000,000.00		95,000.00
1055	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			30,000.00	750,000,000.00		55,000.00
1082	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			0.00	1,500,000,000.00		350,000.00

10F-3 Report
CGCM Core Fixed Income Investments-Western Assets
		4/1/2007	through		6/30/2007

ID	Issuer Name	Trade Date	Selling Dealer	Total Amount	Purchase Price	% Received by Fund	% of Issue (1)

1118	Dynegy Holdings Inc (WAMCo)	5/17/2007	JPMorgan	150,000	100.00	0.014%	0.040%
1176	Edison Mission Energy (WAMCo)	5/1/2007	Credit Suisse First Boston	270,000	100.00	0.010%	0.017%
(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
				Other Participant Accounts	Issue Amount		Total Received All Funds
1118	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			290,000.00	1,100,000,000.00		440,000.00
1176	-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:			200,000.00	2,700,000,000.00		470,000.00